Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Offering Statement on Form S-1 of our report dated March 15, 2021, except for Notes 1, 13 and 14, as to which date is May 28, 2021, relating to the financial statements of Twin Vee Catamarans, Inc. as of and for the years ended December 31, 2020 and 2019. We also consent to the reference to our firm under the heading “Experts” appearing therein.

Grassi & Co., CPAs, P.C.

Jericho, New York

July 1, 2021